EXHIBIT A
                                                                   ---------

                      ELLISBURG-LEIDY NORTHEAST HUB COMPANY
                                  BALANCE SHEET
                                   (UNAUDITED)


                                                           At June 30, 1999
                                                           ----------------

CURRENT ASSETS
  Cash                                                         $239,085

 PROPERTY & EQUIPMENT                                            28,812
   Less: Reserve for DD&A                                       (28,812)
                                                               --------
 Net Property, Plant & Equipment                                      -
                                                               --------

  TOTAL ASSETS                                                 $239,085
                                                               ========


EQUITY
  Contributed Capital - Hub Services, Inc.                     $121,928
  Contributed Capital - Leidy Hub, Inc.                         117,157
                                                               --------

  TOTAL EQUITY                                                 $239,085
                                                               ========